UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2024

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As disclosed in the Current Report on Form 8-K filed by BuzzFeed, Inc. (the “Company”) on March 8, 2024, Patrick Kerins, then a member of the Company’s board of directors and the audit committee of the board, notified the Company on March 6, 2024 that he did not intend to stand for re-election as a director of the Company at its 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The Company then promptly notified the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Staff”) that, as a consequence of Mr. Kerins’ decision not to seek re-election, following the 2024 Annual Meeting, the audit committee of the Company’s board of directors would consist of two members and, as such, that the Company would no longer be in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the audit committees of listed companies have a minimum of three members that satisfy certain criteria for service on the committee (the “Nasdaq Audit Committee Requirement”). As disclosed in the Current Report on Form 8-K filed by the Company on April 26, 2024, on April 25, 2024, the Company held the 2024 Annual Meeting and, on April 26, 2024, as expected, the Company received a letter from the Nasdaq Staff notifying the Company that the Company was no longer in compliance with the Nasdaq Audit Committee Requirement and that the Company had until the earlier of its 2025 annual meeting of stockholders and April 25, 2025 (i.e., one year from the date on which the Company ceased to be compliant) to regain compliance.
On June 11, 2024, Gregory Coleman, a current member of the Company’s board of directors, was appointed to the audit committee of the board. Following the Company’s notice to the Nasdaq Staff of Mr. Coleman’s appointment to the audit committee of the Company’s board of directors, the Nasdaq Staff has determined that the Company complies with the Nasdaq Audit Committee Requirement and that the matter is closed.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	6/13/2024
BuzzFeed, Inc.

		By:	/s/ David Arroyo
Name: David Arroyo
Title: Chief Legal Officer